Exhibit 10.29

AMENDMENT ONE

TO THE

OFFICERS’ DEATH BENEFIT PLAN OF NEWMONT

WHEREAS, the Officers’ Death Benefit Plan of Newmont (the “Plan”) was amended and restated by Newmont USA Limited (the “Plan Sponsor”) effective January 1, 2013; and

WHEREAS, the Plan Sponsor wishes to close post-employment benefits to Salaried Employees who do not meet the eligibility requirements for the Plan as of January 1, 2017; and

WHEREAS, Article X of the Plan authorizes the Plan Sponsor to amend the Plan from time to time.

NOW, THEREFORE, the Plan is hereby amended effective January 1, 2017 as follows:

1. Article II, “Eligibility,” is amended by restating Section 2.01 as follows:

Section 2.01.  Eligible Classes of Employees and Retirees.  The death benefits provided under this Plan will be paid pursuant to Article III if the Salaried Employee or Retiree satisfies the following requirements of this Section.

(a)Current Salaried Employees.  A current Salaried Employee of the Employer is eligible for the Plan if:

(i)the Salaried Employee is a corporate officer of Newmont Mining Corporation and is classified as an executive grade; or

(ii)the Salaried Employee is designated by the Vice President of Human Resources of Newmont Mining or his delegate as eligible for the Plan.

Notwithstanding any provision of this Plan to the contrary, a Salaried Employee who becomes eligible for the Plan on or after January 1, 2017 shall cease to be covered under the Plan upon his or her retirement or termination of employment with the Employer and the Salaried Employee will no longer be eligible for benefits with the Plan.

(b)Retired Salaried Employees on and After January 1, 2004.  A retired Salaried Employee of the Employer who retires on or after January 1, 2004 is eligible for the Plan if:

(i) the Retiree was an eligible Salaried Employee under 2.01(a) at the time of his retirement;
(ii) the Retiree attained age 55 as of the date of his or her retirement; and

Officers’ Death Benefit Plan of Newmont

Amendment One Effective January 1, 2017

2424608 v.2

(iii) the Retiree satisfied the Rule of 75 at the time of retirement.
2. The Administration Committee or its delegate is hereby authorized to take all action necessary to implement this Amendment.

The foregoing was adopted this 21st day of December, 2016.

NEWMONT USA LIMITED

By /s/ Stephen P. Gottesfeld

Name Stephen P. Gottesfeld

Title Vice President

Officers’ Death Benefit Plan of Newmont

Amendment One Effective January 1, 2017